UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 22, 2014

Plains All American Pipeline, L.P.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-14569	76-0582150
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

333 Clay Street, Suite 1600 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 646-4100

Former name or former address, if changed since last report): Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.

On August 22, 2014, Plains All American Pipeline, L.P. (the “Partnership”) entered into an Equity Distribution Agreement (the “Agreement”) with Citigroup Global Markets Inc., Barclays Capital Inc., BB&T Capital Markets, a division of BB&T Securities, LLC, BMO Capital Markets Corp., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Jefferies LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Mitsubishi UFJ Securities (USA), Inc., Mizuho Securities USA Inc., Morgan Stanley & Co. LLC, Raymond James & Associates, Inc., RBC Capital Markets, LLC, Robert W. Baird & Co. Incorporated, Scotia Capital (USA) Inc., SG Americas Securities, LLC, SunTrust Robinson Humphrey, Inc., Tudor, Pickering, Holt & Co. Securities, Inc., UBS Securities LLC, USCA Securities LLC, and Wells Fargo Securities, LLC (each a “Manager” and collectively the “Managers”). Pursuant to the terms of the Agreement, the Partnership may sell from time to time through the Managers, as the Partnership’s sales agents, common units representing limited partner interests having an aggregate offering price of up to $900,000,000 (the “Units”). Sales of the Units, if any, will be made by means of ordinary brokers’ transactions on the New York Stock Exchange at market prices, in block transactions or as otherwise agreed by the Partnership and the Managers.

The Partnership intends to use the net proceeds of this offering, including its general partner’s proportionate capital contribution, after deducting the sales agents’ commissions and offering expenses, for general partnership purposes, which may include, among other things, repayment of indebtedness, acquisitions, capital expenditures and additions to working capital. Amounts repaid under the Partnership’s credit facilities may be reborrowed to fund the Partnership’s ongoing capital program, potential future acquisitions or for general partnership purposes.

Under the terms of the Agreement, the Partnership may also sell Units from time to time to any Manager as principal for its own account at a price to be agreed upon at the time of sale. Any sale of Units to a Manager as principal would be pursuant to the terms of a separate terms agreement between the Partnership and such Manager.

The Units will be issued pursuant to the Partnership’s existing effective shelf registration statement on Form S-3 (Registration No. 333-184135).

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed herewith as Exhibit 1.1 and is incorporated by reference herein. Legal opinions relating to the Units are filed herewith as Exhibits 5.1 and 8.1.

ITEM 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

1.1	Equity Distribution Agreement, dated August 22, 2014, between Plains All American Pipeline, L.P. and Citigroup Global Markets Inc., Barclays Capital Inc., BB&T Capital Markets, a division of BB&T Securities, LLC, BMO Capital Markets Corp., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Jefferies LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Mitsubishi UFJ Securities (USA), Inc., Mizuho Securities USA Inc., Morgan Stanley & Co. LLC, Raymond James & Associates, Inc., RBC Capital Markets, LLC, Robert W. Baird & Co. Incorporated, Scotia Capital (USA) Inc., SG Americas Securities, LLC, SunTrust Robinson Humphrey, Inc., Tudor, Pickering, Holt & Co. Securities, Inc., UBS Securities LLC, USCA Securities LLC, and Wells Fargo Securities, LLC.

5.1	Opinion of Vinson & Elkins L.L.P. regarding legality of the Units.

8.1	Opinion of Vinson & Elkins L.L.P. regarding tax matters.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAINS ALL AMERICAN PIPELINE, L.P.

By:	PAA GP LLC, its general partner

By:	PLAINS APP, L.P., its sole member

By:	PLAINS ALL AMERICAN GP LLC, its general partner

By:	/s/ Richard McGee
Name:	Richard McGee
Title:	Executive Vice President, General Counsel and Secretary

Date: August 22, 2014

EXHIBIT INDEX

Exhibit Number	Description

1.1	Equity Distribution Agreement, dated August 22, 2014, between Plains All American Pipeline, L.P. and Citigroup Global Markets Inc., Barclays Capital Inc., BB&T Capital Markets, a division of BB&T Securities, LLC, BMO Capital Markets Corp., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Jefferies LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Mitsubishi UFJ Securities (USA), Inc., Mizuho Securities USA Inc., Morgan Stanley & Co. LLC, Raymond James & Associates, Inc., RBC Capital Markets, LLC, Robert W. Baird & Co. Incorporated, Scotia Capital (USA) Inc., SG Americas Securities, LLC, SunTrust Robinson Humphrey, Inc., Tudor, Pickering, Holt & Co. Securities, Inc., UBS Securities LLC, USCA Securities LLC, and Wells Fargo Securities, LLC.

5.1	Opinion of Vinson & Elkins L.L.P. regarding legality of the Units.

8.1	Opinion of Vinson & Elkins L.L.P. regarding tax matters.